NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact: Craig Howie
Executive Vice President and Chief Financial Officer
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Second Quarter 2018 Results

HAMILTON, Bermuda – July 30, 2018 -- Everest Re Group, Ltd. (NYSE: RE) today reported second quarter 2018 net income of $69.9 million, or $1.70 per diluted common share, compared to net income of $245.7 million, or $5.95 per diluted common share for the second quarter of 2017.  After-tax operating income1 was $40.4 million, or $0.98 per diluted common share, for the second quarter of 2018, compared to after-tax operating income¹ of $233.7 million, or $5.66 per diluted common share, for the same period last year.

For the six months ended June 30, 2018, net income was $280.2 million, or $6.81 per diluted common share, compared to net income of $537.3 million, or $13.02 per diluted common share, for the six months ended June 30, 2017.  After-tax operating income¹ was $260.1 million, or $6.32 per diluted common share, compared to after-tax operating income¹ of $500.8 million or $12.13 per diluted common share, for the same period in 2017.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Everest generated an annualized, net income return on equity of 7%, despite the previously announced charge for net reserve adjustments. The underlying results were quite strong with an attritional combined ratio of 85.3% year to date.  We continue to see positive momentum across the underwriting operations, with profitable growth opportunities materializing for both our insurance and reinsurance segments."

Effective this year, the Company changed its reporting of operating income, a non-GAAP financial measure. Historically operating income represented net income, excluding realized capital gains and losses and the tax impact related to the enactment of the Tax Cuts and Jobs Act in 2017. Starting in first quarter 2018, the Company further adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period.

Operating highlights for the second quarter of 2018 included the following:

•
Gross written premiums for the quarter were $2.1 billion, an increase of 29% compared to the second quarter of 2017. Worldwide reinsurance premiums were up 38% to $1.4 billion, with growth across each segment primarily driven by increased casualty and property pro-rata premium, rate improvement, increased shares on existing business and profitable new opportunities.  Direct insurance premiums were up 13%, from second quarter 2017, to $645.9 million, continuing with the growth trends noted in recent years.

•
The combined ratio was 105.1% for the quarter compared to 90.5% in the second quarter of 2017.  Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the current quarter attritional combined ratio was 83.5% compared to 86.7% in the same period last year.

•
Catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $464.8 million in the quarter, with $399.8 million primarily related to the 2017 storm events and $65.0 million of current year catastrophe losses from Cyclone Mekunu in Oman and Yemen and late winter storms in the United States.

•	Net investment income increased 5% for the quarter to $141.3 million.
•	Net after-tax realized gains amounted to $10.5 million and net after-tax unrealized capital losses were $41.5 million, for the quarter.
•	Cash flow from operations was $132.6 million for the six months ended June 30, 2018 compared to $634.4 million for the same period in 2017.
•
During the second quarter, the Company purchased 112,747 shares at a total cost of $25.3 million.  The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 1.7 million shares available.

•	Shareholders' equity ended the quarter at $8.2 billion compared to $8.4 billion at year end 2017. Book value per share was down from $204.95 at December 31, 2017 to $201.70 at June 30, 2018.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), dac, provides reinsurance to non-life insurers in Europe. Everest Insurance® refers to the primary insurance operations of Everest Re Group, Ltd., and its affiliated companies which offer property, casualty and specialty lines insurance on both an admitted and non-admitted basis in the U.S. and internationally. The Company also operates within the Lloyd's insurance market through Syndicate

2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the second quarter results will be held at 10:30 a.m. Eastern Time on July 31, 2018. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2018		2017		2018		2017
		(unaudited)				(unaudited)

		Per		Per Diluted		Per		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$69,895	$1.70	$245,674	$5.95	$280,213	$6.81	$537,317	$13.02
After-tax net realized capital gains (losses)	10,519	0.26	18,224	0.44	(8,836)	(0.21)	50,334	1.22
After-tax net foreign exchange income (expense)	19,026	0.46	(6,267)	(0.15)	28,959	0.70	(13,825)	(0.33)
Impact of TCJA enactment	-	-	-	-	-	-	-	-

After-tax operating income (loss)	$40,350	$0.98	$233,717	$5.66	$260,090	$6.32	$500,808	$12.13

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2018	2017	2018	2017
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,729,818	$1,369,681	$3,349,245	$2,681,778
Net investment income	141,322	134,508	279,616	256,797
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(888)	(2,475)	(958)	(3,703)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	16,664	27,743	(8,167)	81,699
Total net realized capital gains (losses)	15,776	25,268	(9,125)	77,996
Net derivative gain (loss)	2,987	766	3,260	3,396
Other income (expense)	3,036	388	15,100	(4,578)
Total revenues	1,892,939	1,530,611	3,638,096	3,015,389

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,341,314	861,275	2,398,491	1,632,063
Commission, brokerage, taxes and fees	383,402	299,956	741,041	582,225
Other underwriting expenses	93,099	78,869	189,383	154,756
Corporate expenses	6,633	6,919	15,629	15,376
Interest, fees and bond issue cost amortization expense	7,728	8,059	15,146	17,023
Total claims and expenses	1,832,176	1,255,078	3,359,690	2,401,443

INCOME (LOSS) BEFORE TAXES	60,763	275,533	278,406	613,946
Income tax expense (benefit)	(9,132)	29,859	(1,807)	76,629

NET INCOME (LOSS)	$69,895	$245,674	$280,213	$537,317

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(41,776)	4,868	(232,400)	24,416
Reclassification adjustment for realized losses (gains) included in net income (loss)	249	(8,993)	(8,523)	(11,192)
Total URA(D) on securities arising during the period	(41,527)	(4,125)	(240,923)	13,224

Foreign currency translation adjustments	(63,652)	35,667	(45,953)	47,560

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,815	2,004	3,630	4,008
Total benefit plan net gain (loss) for the period	1,815	2,004	3,630	4,008
Total other comprehensive income (loss), net of tax	(103,364)	33,546	(283,246)	64,792

COMPREHENSIVE INCOME (LOSS)	$(33,469)	$279,220	$(3,033)	$602,109

EARNINGS PER COMMON SHARE:
Basic	$1.71	$5.98	$6.85	$13.10
Diluted	1.70	5.95	6.81	13.02
Dividends declared	1.30	1.25	2.60	2.50

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2018	2017
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,242,890	$14,756,834
(amortized cost: 2018, $14,435,792; 2017, $14,689,598)
Fixed maturities - available for sale, at fair value	3,192	-
Equity securities - available for sale, at market value (cost: 2018, $0; 2017, $130,287)	-	129,530
Equity securities - available for sale, at fair value	1,220,770	963,572
Short-term investments	293,191	509,682
Other invested assets (cost: 2018, $1,826,148; 2017, $1,628,753)	1,826,148	1,631,850
Cash	619,493	635,067
Total investments and cash	18,205,684	18,626,535
Accrued investment income	98,585	97,704
Premiums receivable	1,961,388	1,844,881
Reinsurance receivables	1,779,581	1,348,226
Funds held by reinsureds	368,680	292,927
Deferred acquisition costs	418,167	411,587
Prepaid reinsurance premiums	368,665	288,211
Income taxes	280,696	299,438
Other assets	404,439	382,283
TOTAL ASSETS	$23,885,885	$23,591,792

LIABILITIES:
Reserve for losses and loss adjustment expenses	$12,043,334	$11,884,321
Future policy benefit reserve	48,845	51,014
Unearned premium reserve	2,141,399	2,000,556
Funds held under reinsurance treaties	17,087	18,030
Other net payable to reinsurers	312,474	218,017
4.868% Senior notes due 6/1/2044	396,894	396,834
6.6% Long term notes due 5/1/2067	236,610	236,561
Accrued interest on debt and borrowings	3,010	2,727
Equity index put option liability	9,218	12,477
Unsettled securities payable	54,563	38,743
Other liabilities	381,102	363,280
Total liabilities	15,644,536	15,222,560

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2018) 69,181
and (2017) 69,044 outstanding before treasury shares	692	691
Additional paid-in capital	2,172,701	2,165,768
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of ($15,938) at 2018 and $9,356 at 2017	(445,338)	(160,891)
Treasury shares, at cost; 28,321 shares (2018) and 28,208 shares (2017)	(3,347,548)	(3,322,244)
Retained earnings	9,860,842	9,685,908
Total shareholders' equity	8,241,349	8,369,232
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,885,885	$23,591,792

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
(Dollars in thousands)	2018	2017
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$280,213	$537,317
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(126,355)	(337,069)
Decrease (increase) in funds held by reinsureds, net	(77,794)	(7,980)
Decrease (increase) in reinsurance receivables	(467,011)	8,270
Decrease (increase) in income taxes	43,516	18,362
Decrease (increase) in prepaid reinsurance premiums	(86,044)	(87,091)
Increase (decrease) in reserve for losses and loss adjustment expenses	223,202	97,493
Increase (decrease) in future policy benefit reserve	(2,169)	(836)
Increase (decrease) in unearned premiums	151,528	161,009
Increase (decrease) in other net payable to reinsurers	101,970	65,929
Increase (decrease) in losses in course of payment	162,073	288,557
Change in equity adjustments in limited partnerships	(45,898)	(31,032)
Distribution of limited partnership income	42,269	22,992
Change in other assets and liabilities, net	(111,220)	(61,763)
Non-cash compensation expense	17,566	15,725
Amortization of bond premium (accrual of bond discount)	17,677	22,475
Net realized capital (gains) losses	9,125	(77,996)
Net cash provided by (used in) operating activities	132,648	634,362

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,099,762	1,145,162
Proceeds from fixed maturities sold - available for sale, at market value	1,225,373	991,209
Proceeds from fixed maturities sold - available for sale, at fair value	1,065	-
Proceeds from equity securities sold - available for sale, at market value	-	18,802
Proceeds from equity securities sold - available for sale, at fair value	576,382	258,226
Distributions from other invested assets	2,978,865	2,476,399
Cost of fixed maturities acquired - available for sale, at market value	(2,163,331)	(2,880,188)
Cost of fixed maturities acquired - available for sale, at fair value	(4,381)	-
Cost of equity securities acquired - available for sale, at market value	-	(2,610)
Cost of equity securities acquired - available for sale, at fair value	(722,797)	(258,543)
Cost of other invested assets acquired	(3,168,655)	(2,431,281)
Net change in short-term investments	213,242	105,566
Net change in unsettled securities transactions	(33,351)	47,800
Net cash provided by (used in) investing activities	2,174	(529,458)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(9,431)	(5,847)
Purchase of treasury shares	(25,304)	-
Dividends paid to shareholders	(106,480)	(102,585)
Cost of shares withheld for taxes on settlements of share-based compensation awards	(14,859)	(12,407)
Net cash provided by (used in) financing activities	(156,074)	(120,839)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	5,678	3,218

Net increase (decrease) in cash	(15,574)	(12,717)
Cash, beginning of period	635,067	481,922
Cash, end of period	$619,493	$469,205

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(44,151)	$57,772
Interest paid	14,754	17,818